UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TRANSMEDICS GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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TRANSMEDICS GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 27, 2021

We are pleased to notify you that we will hold the 2021 annual meeting of our shareholders on May 27, 2021, at 8:00 a.m., in a virtual meeting format at www.virtualshareholdermeeting.com/TMDX2021 for the following purposes:

1.	To elect eight (8) directors, each to serve until the 2022 annual meeting of our shareholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Our board of directors has established the close of business on April 9, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (by remote communication or by proxy) if our stock records show that you owned our common stock at that time.

We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials have issued in light of the continued COVID-19 pandemic. As a result, our 2021 annual meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend our 2021 annual meeting online, vote your shares, and submit your questions during the meeting by visiting at www.virtualshareholdermeeting.com/TMDX2021. Details regarding how to attend the meeting online are more fully described in the Notice (as defined below) and this proxy statement.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to shareholders over the Internet, we have elected to make our proxy materials available to all of our shareholders over the Internet. We will be able to provide shareholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On or about April 16, 2021, we will commence sending to our shareholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement for our 2021 annual meeting of shareholders and our 2020 annual report to shareholders. The Notice also provides instructions on how to vote online or vote by phone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Whether you plan to attend the annual meeting or not, it is important that you cast your vote either by remote communication at the meeting or by proxy. You may vote over the Internet, telephone or by mail. You are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend. You will need the 16-digit control number included with the Notice, on your proxy card, or the instructions that accompany your proxy materials to attend our 2021 annual meeting virtually via the Internet.

Thank you for your continued support of TransMedics Group, Inc. We look forward to seeing you at the annual meeting.

TRANSMEDICS GROUP, INC.

Stephen Gordon

Chief Financial Officer, Treasurer and

Secretary

April 16, 2021

Andover, Massachusetts

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS OF

TRANSMEDICS GROUP, INC.

TO BE HELD MAY 27, 2021

INTRODUCTION

The board of directors of TransMedics Group, Inc., or our Board, is soliciting proxies from shareholders for its use at the 2021 annual meeting of shareholders, and at any adjournment or adjournments of that meeting. The annual meeting is scheduled to be held on May 27, 2021, at 8:00 a.m., Eastern Time, in a virtual meeting format at www.virtualshareholdermeeting.com/TMDX2021.

This proxy statement relates to the solicitation of proxies by our Board for use at the annual meeting.

On or about April 16, 2021, we will commence sending the Important Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

This proxy statement and our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which include our audited financial statements, are available for viewing, printing and downloading at http://investors.transmedics.com/ under the Investors/Financial Information page. Additionally, you can find a copy of our Annual Report on Form 10-K on the website of the Securities and Exchange Commission at www.sec.gov. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by following the instructions included on the Important Notice Regarding the Availability of Proxy Materials or by sending a written request to: TransMedics Group, Inc., 200 Minuteman Road, Suite 302, Andover, MA 01810, Attention: Corporate Secretary.

INFORMATION ABOUT THE MEETING AND VOTING

Purposes of the Meeting

The purposes of the annual meeting are:

1.	To elect eight (8) directors, each to serve until the 2022 annual meeting of our shareholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the meeting or any adjournments and postponements thereof.

Shareholders Entitled to Vote at the Meeting

Our Board has established the close of business on April 9, 2021 as the “record date” for this annual meeting. This means that you are entitled to vote at this meeting (and any adjournments) if our records show that you owned our common stock at that time. As of this record date, 27,622,821 shares of our common stock were issued and outstanding, held by approximately 27 registered shareholders of record. Each issued and outstanding share of common stock as of the record date is entitled to one vote on each matter properly to come before the annual meeting and can be voted only if the record owner of that share, determined as of the record date, is present by remote communication at the meeting or represented by proxy. A list of shareholders entitled to vote will be available for examination during the annual meeting at www.virtualshareholdermeeting.com/TMDX2021.

Voting Shares That You Hold In Your Name

You have three choices:

•

VOTE BY INTERNET – www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 26, 2021. Have the Notice in hand when you access the website. Follow the steps outlined on the secured website.

•

VOTE BY MAIL – If you requested and received a proxy card by mail, mark, sign and date your proxy card and return it in the postage-paid envelope we will provide or mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

•

VOTE BY PHONE – Use a touch tone phone by calling the toll-free number 1-800-690-6903 to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 26, 2021. Have the Notice in hand when you access the phone number. Follow the steps outlined on the phone line.

•	VOTE BY REMOTE COMMUNICATION AT THE VIRTUAL MEETING – See “Attending the Annual Meeting,” below.

Virtual Meeting

We are sensitive to the public health and travel concerns our shareholders may have and recommendations that public health officials have issued in light of the continued COVID-19 pandemic. As a result, our 2021 annual meeting will be a completely virtual meeting, which will be conducted via live webcast.

To participate in the annual meeting virtually via the Internet, please visit www.virtualshareholdermeeting.com/TMDX2021. You will need the 16-digit control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials.

Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you do not have your 16-digit control number and attend the meeting online, you will be able to listen to the meeting only – you will not be able to vote or submit questions during the meeting.

Attending the Annual Meeting

The 2021 annual meeting will be held entirely online at www.virtualshareholdermeeting.com/TMDX2021. A summary of the information you need to attend the 2021 annual meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/TMDX2021.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the annual meeting and the day of the 2021 annual meeting.

•	Please have your 16-digit control number to enter the 2021 annual meeting.

•	Shareholders may submit questions while attending the 2021 annual meeting via the Internet.

•	The meeting webcast will being promptly at 8:00 a.m., Eastern Time.

•	We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Webcast replay of the annual meeting will be available until the sooner of May 27, 2022 or the date of the next annual meeting of shareholders to be held in 2022.

Technical Assistance for the Virtual Meeting

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Voting Shares That You Hold in Brokerage or Similar Accounts

Many shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. If you hold your shares in one of these ways, you are considered a beneficial owner, not a record owner, and you therefore have no direct vote on any matter to come before the annual meeting. Your broker, bank or nominee will send you voting instructions for you to use in directing the broker, bank or nominee in how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions via the telephone or the Internet.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote the shares on a proposal because the broker, bank or other nominee does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokers, banks or other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal 2) will be a routine matter and that the election of each nominee for director (Proposal 1) will be a non-routine matter. Accordingly, if you hold your shares through a broker, bank or other nominee and you do not timely provide your broker, bank or other nominee with specific instructions on how to vote your shares, your broker, bank or other nominee would not be authorized to cast a vote on your behalf on Proposal 1 (election of each nominee for director) but would be authorized to cast a vote on your behalf, in its discretion, on Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP). In such cases, a “broker non-vote” may be entered with respect to your shares on Proposal 1 to reflect that your broker was present with respect to your shares at the meeting but was not exercising voting rights on your behalf with respect to those shares. Broker non-votes and abstentions will have no effect on the outcome of each proposal. Brokers, banks and other nominees generally have discretionary authority to vote on the ratification of the appointment of an independent registered public accounting firm (Proposal 2); thus, we do not expect any broker non-votes on this matter.

Your Voting Options on Each of the Proposals

You may vote “for all”, “withhold all” (meaning you choose to withhold from the proxy holder named in the proxy card your authority to vote) or “for all except” with respect to the election of each nominee for director (Proposal 1).

You may vote “for,” “against” or “abstain” with respect to the proposal on the ratification of the appointment of PricewaterhouseCoopers LLP (Proposal 2).

If any other matter is presented at the annual meeting, your proxy provides that your shares will be voted by the proxy holder named in the proxy card in accordance with his or her best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Our Board’s Voting Recommendations

Our Board recommends that you vote:

•	FOR the election as director of each of the eight (8) individuals named as its nominees in this proxy statement (Proposal 1); and

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021 (Proposal 2).

If any other matter is properly brought before the annual meeting, the Company – through the individual named in the proxy and acting as the “proxy holder,” or his or her designee, and pursuant to the blanket authorization granted under the proxy – will vote your shares on that matter in accordance with the discretion and judgment of the proxy holder.

Required Votes to Approve Each Proposal

As a shareholder, you are entitled to cast one vote per share for each of the eight (8) nominees for election as directors at the annual meeting, but you may not cumulate your votes (in other words, you may not cast votes representing eight times the number of your shares entitled to vote in favor of a single nominee). A majority of the votes properly cast for election of a director will effect such election. However, in the event that shareholders are to select among several alternative nominees in an election of directors (such as when there are more nominees that directorships), directors will be elected from among the nominees based on those directors receiving the most “for” votes until all board seats are filled. A properly returned proxy indicating “withhold” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. “Broker non-votes” will not be counted as votes cast on the proposal and will have no effect on the election of directors.

A majority of the votes properly cast at the meeting will approve: (i) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2021; and (ii) all other matters that arise at the annual meeting.

Please note, however, that because the vote on the ratification of PricewaterhouseCoopers LLP is advisory in nature, the results of such vote will not be binding upon our Board or its committees.

Quorum

Massachusetts law provides that any shareholder action at a meeting requires that a quorum exist with respect to that meeting. Once a share is represented for any purpose at a meeting, it is deemed by Massachusetts law to be present for quorum purposes for the remainder of the meeting and (unless the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds, or a new record date is or must be set for any such adjournment) any adjournment of that meeting.

A majority of the shares of common stock entitled to vote at the annual meeting, present either by remote communication or by proxy, will constitute a quorum for all purposes at the meeting. If a quorum should not be present, the annual meeting may be adjourned from time to time until a quorum is obtained.

Shares held of record by shareholders who (by remote communication at the meeting or by proxy) abstain from voting on any or all proposals (and shares represented by “broker non-votes,” described above under “Voting Shares That You Hold in Brokerage or Similar Accounts”) will be included in the number of shares present at the meeting for purposes of determining the presence of a quorum. However, abstentions and “broker non-votes” as to any proposal will not be considered to be votes that have been “cast” on that proposal and therefore will not affect the outcome of the vote on any proposals described by this proxy statement.

Voting on Possible Other Matters

We are not aware that any person intends to propose that any matter, other than the two numbered proposals specifically described by this proxy statement, be presented for consideration or action by our shareholders at our annual meeting. If any such other matter should properly come before the meeting, however, favorable action on such matter would generally require the votes cast favoring the matter exceeding the votes opposing the matter to constitute favorable action on the matter, unless our restated articles of organization or bylaws or applicable law require otherwise. If you vote by proxy, you will be granting the proxy holder authority to vote your shares on any such other matter in accordance with his discretion and judgment.

Revocation of Proxies or Voting Instructions

A shareholder of record who has delivered a proxy card in response to this solicitation may revoke it before it is exercised at the annual meeting by executing and delivering a timely and valid later-dated proxy, by a timely and valid later Internet or telephone vote, by voting by remote communication at the meeting or by giving written notice to the Secretary. Attendance at the meeting online will not have the effect of revoking a proxy unless a shareholder gives proper written notice of revocation to the Secretary before the proxy is exercised or the shareholder votes by remote communication at the meeting. Beneficial owners who have directed their broker, bank or nominee as to how to vote their shares should contact their broker, bank or nominee for instructions as to how they may revoke or change those voting directions.

Solicitation of Proxies

Our Board is making this solicitation of proxies for our annual meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this proxy statement and the enclosed form of proxy and including the cost of hosting the virtual meeting. After the initial distribution of this proxy statement, proxies may be solicited by mail, telephone, or personally by directors, officers, employees or agents of the Company. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies, including:

•	reduced disclosure about our executive compensation arrangements;

•	exemption from the requirements to hold non-binding advisory votes on executive compensation and golden parachute payments; and

•	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions until the last day of the fiscal year following the fifth anniversary of our initial public offering or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company earlier if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates, as of the last day of our most recently completed second fiscal quarter, or we issue more than $1 billion of non-convertible debt securities over a three-year period. For so long as we remain an emerging growth company, we are permitted, and intend, to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. We may choose to take advantage of some, but not all, of the available exemptions.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to “opt out” of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will adopt the new or revised standard at the time private companies adopt the new or revised standard and will do so until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company. Therefore, the reported results of operations contained in our financial statements may not be directly comparable to those of other public companies.

We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board currently consists of eight (8) directors. In accordance with the terms of our restated articles of organization and amended and restated bylaws, all of our directors serve for one-year terms and are elected annually. We are nominating the eight (8) current directors listed below for re-election. If re-elected, each of these eight (8) nominees will serve on our Board until the 2022 annual meeting, or until his successor is duly elected and qualified in accordance with our restated articles of organization and amended and restated bylaws, or his or her earlier death, resignation or removal.

Below is certain information concerning our Board’s nominees for election at this year’s annual meeting. The biographies of each of the nominees below contain information regarding the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our Board to determine that the person should be re-elected as a director of the Company.

Following the director biographies is information concerning our corporate governance structure, including descriptions of the standing committees of our Board, namely our audit, compensation and nominating and corporate governance committees. The directors serving on each committee are listed in the descriptions below. Our directors may also serve on other committees of our Board and the board of directors of the Company’s subsidiaries that are not required to be described by this proxy statement and which are therefore not identified in the information below.

Elsewhere in this proxy statement you will find information concerning the number of shares of our common stock that are beneficially owned by each of our directors (see “Security Ownership of Certain Beneficial Owners and Management”) and information regarding the compensation of our directors (see “Executive Officer and Director Compensation”). We urge you to review all of this information when deciding how to vote on Proposal 1.

Our Board recommends that you vote FOR all eight (8) of the nominees named below.

The following persons have been nominated for election to our Board:

Name	Year First Elected as Director	Position
Waleed H. Hassanein, M.D.	1998	President and Chief Executive Officer; Director
James R. Tobin	2011	Director; Chairman of the Board; Chairman of the Compensation Committee
Edward M. Basile	2016	Director; Chairman of the Nominating and Corporate Governance Committee
Thomas J. Gunderson	2016	Director
Edwin M. Kania	2003	Director; Chairman of the Audit Committee
Stephanie Lovell	2021	Director
Merilee Raines	2020	Director;*
David Weill, M.D.	2019	Director

*	Effective as of June 1, 2021, Ms. Raines will serve as the Chair of the Audit Committee, following the resignation of Mr. Kamia from such position.

Waleed H. Hassanein, M.D., age 52, our founder, has served as our President and Chief Executive Officer and as a member of our Board since August 1998. Prior to founding TransMedics, Inc. Dr. Hassanein completed a three-year cardiac surgery research fellowship at West Roxbury VA Medical Center and Brigham and Women’s Hospital, a Harvard Medical School affiliate. Prior to his research fellowship, Dr. Hassanein completed two years of general surgery residency at Georgetown University Medical Center. Dr. Hassanein earned his M.D. degree from Georgetown University in 1993. Prior to transferring to Georgetown University, Dr. Hassanein attended Cairo University School of Medicine from 1985 to 1989, and holds a General Certificate of Education from the University of London. We believe that Dr. Hassanein is qualified to serve on our board of directors because of his extensive experience in the medical field and his extensive knowledge of our company based on his role as founder and President and Chief Executive Officer.

James R. Tobin, age 76, has served as Chairman of our Board since 2011. Mr. Tobin is the retired President and CEO of Boston Scientific Corporation, a medical device company, where he served from 1999 to 2009. Prior to Boston Scientific, Mr. Tobin was the President and CEO of Biogen Inc., and, from 1994 to 1997, its President and Chief Operating Officer. Before Biogen, Mr. Tobin spent 22 years with Baxter International Inc., rising from Financial Analyst to President and Chief Operating Officer. Mr. Tobin currently serves as a director of Globus Medical Inc., Oxford Immunotec, Inc., each of which are public companies, and Xenter, Inc., a private company. Mr. Tobin has also served on the boards of Corindus Vascular Robotics, from 2018 to 2019, Curis, Inc., from 1995 to 2015, Medical Simulation Corp, from 2012 to 2018, CardioDX, Inc., from 2014 to 2017, Chiasma, Inc., from 2015 to 2016, and Aptus Endosystems, Inc. from 2011 to 2015. Mr. Tobin holds an AB from Harvard College and an MBA from Harvard Business School. Mr. Tobin also served to Lieutenant in the U.S. Navy. We believe Mr. Tobin is qualified to serve on our board of directors because of his decades of experience as President and Chief Executive Officer or Chief Operating Officer of three large biotechnology and medical device companies.

Edward M. Basile, age 73, has served as a member of our Board since February 2016. He is currently retired. During his 25 year tenure with the law firm King & Spalding, Mr. Basile served as Chair of the firm’s FDA and Life Sciences Practice and on the firm’s Policy and Compensation Committees. Mr. Basile’s law practice included representing large, medium and small medical device, pharmaceutical, and biotechnology companies before the U.S. Food and Drug Administration. Mr. Basile also served in the Chief Counsel’s Office of FDA as Associate Chief Counsel for Drugs & Biologics and Associate Chief Counsel for Enforcement from 1975 to 1985. Mr. Basile received a BSME from Lafayette College and a JD from George Washington University Law School. We believe the Mr. Basile’s decades of experience representing medical device, pharmaceutical and biotechnology companies qualify him to serve on our board of directors.

Thomas J. Gunderson, age 70, has served as a member of our Board since August 2016. Mr. Gunderson has served as Chair of the Board of Directors at the Minneapolis Heart Institute Foundation from 2015 to 2020, as Executive in Residence at the University of Minnesota’s Medical Industry Leadership Institute from 2016 to present, as a member of the Board of Directors of Merit Medical Systems, Inc. from 2017 to present, as a member of American Heart Association Science and Technology Accelerator Committee from 2015 to 2017 and as managing director and senior research analyst at Piper Jaffray (focus on medical technology companies) from 1992 to 2016. We believe Mr. Gunderson is qualified to serve on our board of directors because of his more than 25 years of substantive experience in the medical device industry, his seasoned perspective on the challenges, trends and opportunities of publicly-traded medical device manufacturers, and understanding of our competitive position within its industry, as well as his strong background in financial and economic analysis and valuable insights regarding business development and acquisition opportunities.

Edwin M. Kania, Jr., age 63, has served as a member of our board of directors since 2003. Mr. Kania is the managing partner and chairman of FarField Partners, a personal venture capital investment and advisory firm. Mr. Kania was co-founder of Flagship Ventures and served as Flagship’s Chairman between 2001 and 2014 and as a managing partner through 2020. He is presently a partner emeritus. He continues as Managing Partner for the predecessor OneLiberty Funds that were an early lead investor in our company. During Mr. Kania’s over 35 years in the venture capital industry, he has served on the boards of numerous privately and publicly held companies, including previous board positions at Acceleron Pharma and Selecta Biosciences. Mr. Kania earned his Bachelor’s degree in physics from Dartmouth College and his MBA from Harvard Business School. We believe that Mr. Kania’s significant experience investing in and then serving as a board member of numerous life science companies, including several that have emerged as significant revenue businesses, make him qualified to serve on our board of directors.

Stephanie Lovell, age 60, has served as a member of our Board of Directors since March 2021. Ms. Lovell has served as the executive vice president, Medicare and chief legal officer for Blue Cross Blue Shield of Massachusetts, Inc., or BCBSMA, since July 2015. Ms. Lovell previously served as the senior vice president and general counsel of BCBSMA from December 2011 to July 2015. Prior to BCBSMA, Ms. Lovell was the senior vice president of administration and general counsel for Boston Medical Center from March 2007 to December 2011. She also previously served as the first assistant attorney general in the Massachusetts Office of the Attorney General and as the executive director for the Massachusetts State Ethics Commission. Ms. Lovell currently serves as a director of Cyclerion Therapeutics, Inc., the New England Law Foundation and The Partnership, Inc., and as a trustee of the Massachusetts Taxpayers Foundation. She also is a member of the investment committee of Goodwill Industries of Massachusetts. Ms. Lovell received a Bachelor’s degree in philosophy from Hamilton College and a J.D. from Boston University School of Law. We believe Ms. Lovell’s experience in the healthcare payer and reimbursement markets, as well as government and regulatory affairs qualifies her to serve as a member of our board of directors.

Merilee Raines, age 65, has served as a member of our Board of Directors since January 2021. Ms. Raines served as Chief Financial Officer of IDEXX Laboratories, Inc. from October 2003 until her retirement in May 2013. Prior to becoming Chief Financial Officer, Ms. Raines held several management positions with IDEXX Laboratories, including Corporate Vice President of Finance, Vice President and Treasurer of Finance, Director of Finance, and Controller. IDEXX Laboratories develops, manufactures and distributes diagnostic and information technology-based products and services for companion animals, livestock, poultry, water quality and food safety, and human point of care diagnostics. Ms. Raines has served on the board of directors of Watts Water Technology since 2011, and serves on its audit committee and nominating and corporate governance committee. Ms. Raines has served on the board of directors of Benchmark Electronics, Inc., since May 2018 and serves on its audit committee. Ms. Raines previously served as a member of the Board of Directors of Affymetrix, Inc., from January 2015 until it was acquired in March 2016. Ms. Raines also served as a member of the Board of Directors of Aratana Therapeutics, Inc., from February 2014 until it was acquired in July 2019. Ms. Raines holds a Bachelor’s degree in mathematics from Bowdoin College and an MBA from the University of Chicago. We believe that Ms. Raines’ extensive financial expertise and experience as an executive and director of public companies qualify her to serve as a member of our board of directors.

David Weill, M.D., age 57, has served as a member of our Board since 2019 and has served since 2016 as Principal of the Weill Consulting Group, a biomedical consulting group focusing on organ transplantation and lung disease. Dr. Weill has been involved in the transplant and advanced lung disease fields for over 20 years, directing clinical programs and providing care to those afflicted with significant lung diseases. Dr. Weill served as Director of the Lung and Heart-Lung Transplant Program at Stanford University Medical Center from 2005 until 2016 and is the former Director of the Stanford Center for Advanced Lung Diseases. Dr. Weill received his Bachelor of Arts from Tulane University and his M.D. degree from Tulane University Medical School. He completed his Internship and Residency in Internal Medicine at Parkland Hospital, University of Texas Southwestern and his Fellowship in Pulmonary and Critical Care Medicine and Lung Transplantation at the University of Colorado at Denver and Health Sciences Center. We believe Dr. Weill’s experience at a major medical research institute and his expertise in organ transplantation and pulmonary disease qualify him to serve as a member of our board of directors.

Board Leadership Structure

Our Board is currently led by its Chairman, Mr. Tobin. Our Board recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the Company continues to grow. We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer and presides over meetings of the full Board. We believe this separation of responsibilities provides a balanced approach to managing our Board and overseeing the Company.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Director Independence

Our Board currently consists of eight (8) members. Our Board has determined that seven (7) of those members, Mr. Tobin, Mr. Basile, Mr. Gunderson, Mr. Kania, Ms. Lovell, Ms. Raines and Dr. Weill, are independent directors in accordance with the listing requirements of the Nasdaq Stock Market, or Nasdaq. Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominating and corporate governance committee comprised solely of independent directors. Under the rules of the Nasdaq Stock Market, a director will only qualify as “independent” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Dr. Hassanein, is an “independent director” as defined under applicable rules of the Nasdaq Stock Market, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A-3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C-1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director has with our Company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director. Dr. Hassanein is not an independent director under these rules because he is our President and Chief Executive Officer.

Role of Board in Risk Oversight Process

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks and operational risks. The compensation committee is responsible for overseeing the management of risks associated with our compensation policies and practices. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not negatively affected our board of directors’ leadership structure.

Committees and Attendance

Our Board held five meetings during 2020. During that time, no member of our Board attended fewer than 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which he or she was a director) and (ii) the total number of meetings held by all committees of our Board on which he served (held during the period that such director served).

In addition to regular meetings of our Board, the Company’s non-management directors meet in executive sessions without management participation.

Our Board has established three standing committees – audit, compensation and nominating and corporate governance – each of which operates under a charter that has been approved by our Board. The charters for each committee are available under the Investors/Corporate Governance page on our website at www.transmedics.com.

Audit Committee

The members of our audit committee are Mr. Basile, Mr. Gunderson, Mr. Kania and Ms. Raines. Mr. Kania currently chairs the audit committee and Ms. Raines will chair the audit committee starting on June 1, 2021. Our board of directors has determined that each member of the audit committee satisfies the independence standards for audit committee purposes as that term is defined by the applicable rules of the Nasdaq Stock Market and the Exchange Act, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board has also determined that each of Mr. Kania and Ms. Raines is an “audit committee financial expert,” as defined under Item 407 of Regulation S-K.

The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•

overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm, and pre-approving all audit and permitted non-audit services to be performed by our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including earnings releases;

•	reviewing and discussing with management and our independent registered public accounting firm any material issues regarding accounting principles and financial statement presentations;

•

coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, procedures for complaints and legal and regulatory matters;

•	discussing our risk management policies with management;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management;

•	reviewing and approving any related person transactions;

•	overseeing our guidelines and policies governing risk assessment and risk management;

•	overseeing the integrity of our information technology systems, process and data;

•	preparing the audit committee report required by SEC rules;

•	reviewing and assessing, at least annually, the adequacy of the audit committee’s charter; and

•	performing, at least annually, an evaluation of the performance of the audit committee.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

During the fiscal year ended December 31, 2020, the audit committee met four (4) times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.”

Compensation Committee

The members of our compensation committee are Mr. Gunderson, Ms. Raines, Mr. Tobin and Dr. Weill. Mr. Tobin chairs the compensation committee. Ms. Raines was appointed to serve as a member of our compensation committee on March 22, 2021. Our Board has determined that each member of the compensation committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market and Rule 10C-1 of the Exchange Act and are “non-employee directors” as defined in Section 16b-3 of the Exchange Act. The compensation committee may delegate any of the responsibilities of the full committee to subcommittees and may delegate such responsibilities of the full committee to executive officers of the Company and other persons as may be permitted by applicable laws, rules or regulations and in accordance with the listing standards set forth by Nasdaq.

Our compensation committee’s responsibilities include:

•	assisting our board of directors in developing and reviewing potential candidates for executive positions;

•	reviewing our overall compensation strategy, including base salary, incentive compensation and equity-based grants;

•	reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and our other executive officers;

•	recommending to our board of directors the compensation of our chief executive officer and other executive officers;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	overseeing and administering our cash and equity incentive plans;

•

reviewing, considering and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposing of benchmarking and analysis of compensation for our executive officers and directors;

•	reviewing and approving all employment contracts and other compensation, severance and change-in- control arrangements for our executive officers;

•	recommending to our board of directors any stock ownership guidelines for our executive officers and non-employee directors;

•	retaining, appointing or obtaining advice of a compensation consultant, legal counsel or other advisor, and determining the compensation and independence of such consultant or advisor;

•	preparing, if required, the compensation committee report on executive compensation for inclusion in our annual proxy statement in accordance with the proxy rules;

•	monitoring our compliance with the requirements of Sarbanes-Oxley relating to loans to directors and officers;

•	overseeing our compliance with applicable SEC rules regarding shareholder approval of certain executive compensation matters;

•	reviewing the risks associated with our compensation policies and practices;

•	reviewing and assessing, at least annually, the adequacy of the compensation committee’s charter; and

•	performing, on an annual basis, an evaluation of the performance of the compensation committee.

During the fiscal year ended December 31, 2020, the compensation committee met six (6) times.

Compensation Consultant

The compensation committee has engaged Radford, a business unit of Aon plc, as its independent compensation consultant. Radford provides analysis and recommendations to the compensation committee regarding:

•	trends and emerging topics with respect to executive compensation;

•	peer group selection for executive compensation comparisons;

•	compensation programs for executives, directors, and our employees generally; and

•	stock utilization and related metrics.

When requested, Radford consultants attend meetings of the compensation committee, including executive sessions in which executive compensation-related matters are discussed without the presence of management. Radford reports to the compensation committee and not to management, although Radford meets with management for purposes of gathering information for its analyses and recommendations.

In determining to engage Radford, the compensation committee considered the independence of Radford, taking into consideration relevant factors, including the absence of other services provided to the Company by Radford, the amount of fees the Company paid to Radford as a percentage of Radford’s total revenue, the policies and procedures of Radford that are designed to prevent conflicts of interest, any business or personal relationship of the individual compensation advisors employed by Radford with any executive officer of the Company, any business or personal relationship the individual compensation advisors employed by Radford have with any member of the compensation committee, and any stock of the Company owned by Radford or the individual compensation advisors employed by Radford. The compensation committee has determined, based on its analysis and in light of all relevant factors, including the factors listed above, that the work of Radford and the individual compensation advisors employed by Radford as compensation consultants to the compensation committee has not created any conflicts of interest, and that Radford is independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C of the Exchange Act.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Basile, Ms. Lovell, Mr. Tobin and Dr. Weill. Mr. Basile chairs the nominating and corporate governance committee. Ms. Lovell was appointed to serve as a member of our nominating and corporate governance committee on March 22, 2021. Our board of directors has determined that each member of the nominating and corporate governance committee satisfies the independence standards of the applicable rules of the Nasdaq Stock Market.

Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors consistent with criteria approved by the board and receiving nominations for such qualified individuals;

•	recommending to our board of directors the persons to be nominated for election as directors and to each committee of the board;

•	establishing a policy under which our shareholders may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;

•	reviewing and recommending committee slates on an annual basis;

•	recommending to our board of directors qualified candidates to fill vacancies on our board of directors;

•	developing and recommending to our board of directors a set of corporate governance principals applicable to us and reviewing the principles on at least an annual basis;

•	reviewing and making recommendations to our board with respect to our board leadership structure and board committee structure;

•	reviewing, in concert with our board of directors, our policies with respect to significant issues of corporate public responsibility;

•	making recommendations to our board of directors processes for annual evaluations of the performance of our board of directors, our chief executive officer and committees of our board of directors;

•

overseeing the process for annual evaluations of our board of directors, chief executive officer and committees of our board of directors and certifying that performance of our chief executive officer and other members of executive management is being properly evaluated;

•	considering and reporting to our board of directors any questions of possible conflicts of interest of members of our board of directors;

•	providing new director orientation and continuing education for existing directors on a periodic basis;

•	overseeing the maintenance and presentation to our board of directors of management’s plans for succession to senior management positions in the Company;

•	reviewing and assessing, at least annually, the adequacy of the nominating and corporate governance committee’s charter; and

•	performing, on an annual basis, an evaluation of the performance of the nominating and corporate governance committee.

During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met five (5) times.

Global Code of Business Conduct and Ethics

We have adopted a written global code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our global code of business conduct and ethics is available under the Investors/Corporate Governance page of our website, www.transmedics.com. In addition, we will post on our website all other disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code and policy.

Our corporate governance guidelines are available under the Investors/Corporate Governance page of our website, www.transmedics.com.

Director Nomination Process

In considering whether to recommend any particular candidate for inclusion in our Board’s slate of recommended director nominees, our nominating and corporate governance committee takes into account each candidate’s ability, judgment and experience and the overall diversity and composition of our Board. We also value experience on other public company boards of directors and board committees.

The biography for each of the director nominees included herein indicate each nominee’s experience, qualifications, attributes and skills that led our nominating and corporate governance committee and our Board to conclude each such director should continue to serve as a director of our Company. Our nominating and corporate governance committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our Board when recommending director nominees.

Shareholders have the right under our amended and restated bylaws to directly nominate director candidates for election at an annual meeting of shareholders, without any action or recommendation on the part of the nominating and corporate governance committee or our Board, by submitting to the Company as to each nominee that the shareholder proposes for election or re-election as a director (i) all information relating to such nominee that would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act and such nominee’s written consent (I) to be named as a nominee in the Company’s proxy statement, proxy card, and/or ballot, if the Board approves such inclusion, and (II) to serve as a director if elected, and (ii) a description of all direct and indirect compensation, reimbursement, indemnification and other material arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning such shareholder and any Shareholder Associated Person (as defined in the Company’s amended and restated bylaws), on the one hand, and the proposed nominee, and his or her respective affiliates or associates, on the other hand. Any such nomination must be made by a shareholder of record of the Company at the time of making such nomination and meet such other requirements as are set forth in the Company’s amended and restated bylaws. Such nomination information should be submitted to: TransMedics Group, Inc., 200 Minuteman Road, Suite 302, Andover, MA 01810, Attention: Corporate Secretary.

Communication with Directors

Any shareholder or other interested parties desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the board of directors, TransMedics Group, Inc., 200 Minuteman Road, Suite 302, Andover, MA 01810, Attention: Corporate Secretary. All such letters will be promptly forwarded to the appropriate members of our Board or individual directors, as applicable, by the Secretary. The mailing envelope should contain a clear notation that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters should clearly state whether the intended recipients are all members of our Board or certain specified individual directors.

Director Attendance at Annual Meeting

While we do not have a formal policy regarding director attendance at the annual meeting of shareholders, we expect our Board members to prepare for, attend and participate in all Board and applicable committee meetings, including by means of remote communication.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of our common stock by:

•	each person known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors (including the director nominees); and

•	all of our directors and executive officers as a group, based upon 27,622,821 shares of common stock outstanding as of April 9, 2021.

Beneficial ownership is determined under the SEC rules and regulations and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe each shareholder identified in the table possesses sole voting and investment power over all shares of equity securities shown as beneficially owned by the shareholder.

Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of April 9, 2021 are considered outstanding and beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each beneficial owner listed below is c/o TransMedics Group, Inc. 200 Minuteman Road, Suite 302, Andover, MA 01810.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or greater shareholders:
FMR LLC(1)	4,074,122	14.5%
Credit Suisse AG(2)	1,506,893	5.5%

Directors and Named Executive Officers:
Waleed H. Hassanein, M.D.(3)	944,296	3.4%
James Tobin(4)	440,571	1.6%
Edward M. Basile(5)	58,033	*
Thomas Gunderson(6)	35,219	*
Edwin M. Kania(7)	1,019,748	3.7%
Stephanie Lovell	—	—
Merilee Raines	—	—
David Weill, M.D.(8)	40,931	*
Stephen Gordon(9)	95,593	*
Tamer Khayal, M.D.(10)	180,928	*
All executive officers and directors as a group (14 persons)(11)	2,962,912	10.3%

*	Less than one percent.
(1)

Based on information filed with the SEC in a Schedule 13G/A on February 5, 2021. FMR LLC has sole voting power with respect to 160,918 shares and sole dispositive power with respect to 4,074,122 shares. FMR LLC’s address is 245 Summer Street, Boston, MA 02210.

(2)

Based on information filed with the SEC in a Schedule 13G/A on February 12, 2021. According to the Schedule 13G, Credit Suisse AG has shared voting and dispositive power with respect to 1,506,893 shares. Credit Suisse’s address is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(3)	Consists of (i) 403,843 shares held and (ii) 540,453 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.

(4)

Consists of (i) 424,637 shares of our common stock held by a revocable trust for which Mr. Tobin is the grantor and (ii) 15,934 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.

(5)	Consists of (i) 22,814 shares held and (ii) 35,219 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.
(6)	Consists of 35,219 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.
(7)

Consists of (i) 779,571 shares of common stock held by OneLiberty Ventures 2000, L.P. (“OneLiberty 2000”), (ii) 25,234 shares of common stock held by OneLiberty Advisors Fund 2000, L.P. (“OneLiberty Advisors 2000”) (iii) 57,142 shares of common stock held by OneLiberty Ventures, Inc. (“OneLiberty Ventures”), and (iv) 3,873 shares of common stock held by OneLiberty Partners 2000, LLC (“OneLiberty Partners” and, together with OneLiberty 2000, OneLiberty Advisors 2000, and OneLiberty Ventures, the “OneLiberty Entities”). OneLiberty Partners is the general partner of OneLiberty 2000 and OneLiberty Advisors 2000. OneLiberty Ventures is the management company for and operates as an affiliate of OneLiberty 2000 LLC and provides services in connection with the investment activities of OneLiberty 2000 and OneLiberty Advisors 2000. Edwin M. Kania, Jr. and Stephen J. Ricci are the managers of OneLiberty 2000 LLC, and each of these individuals may be deemed to share voting and investment power with respect to the shares held by OneLiberty 2000 and OneLiberty Advisors 2000. Neither Mr. Kania nor Mr. Ricci directly own any of the shares held by OneLiberty 2000 or OneLiberty Advisors 2000 and each disclaims beneficial ownership of such shares. Mr. Kania is the principal of OneLiberty Ventures, and Mr. Kania may be deemed to have voting and investment power with respect to the shares held by OneLiberty Ventures. Mr. Kania does not directly own any of the shares held by OneLiberty Ventures and disclaims beneficial ownership of such shares. The mailing address of the OneLiberty Entities is c/o Edwin M. Kania, Jr., 175 Brattle Street, Cambridge, Massachusetts 02138. Mr. Kania holds 153,928 shares directly.

(8)	Consists of (i) 10,000 shares held and (ii) 30,931 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.
(9)	Consists of 95,593 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.
(10)	Consists of (i) 46,076 shares held and (ii) 134,852 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.
(11)	Consists of (i) 1,942,546 shares held and (ii) 1,020,366 shares of common stock underlying outstanding stock options exercisable within 60 days of April 9, 2021.

EXECUTIVE OFFICERS

The below table identifies and sets forth certain biographical and other information regarding our executive officers as of April 9, 2021. There are no family relationships among any of our executive officers or directors.

Name	Age	Position
Waleed Hassanein, M.D.	52	President, Chief Executive Officer and Director
John Carey	56	Vice President of Operations
Laura Damme	57	Vice President, Clinical Affairs
Stephen Gordon	53	Chief Financial Officer, Treasurer and Secretary
Tamer Khayal, M.D.	52	Chief Commercial Officer
Miriam Provost, Ph.D.	60	Vice President of Global Regulatory Affairs
John Sullivan	56	Vice President, of Quality and Engineering

Executive Officers

The background of Waleed Hassanein, M.D. is described above under “Nominees for Election at this Annual Meeting.”

John Carey, age 56, has been employed by us since February 2006 and has served as our Vice President of Operations since 2013. Prior to joining TransMedics, Mr. Carey held operations management positions at Vasca, Inc., a medical device company, from 1997 to 2006 and served as Vice President of Operations at Vasca from 2004 to 2006. Prior to joining Vasca, Mr. Carey held engineering and operations management positions at C. R. Bard, Inc. and Galileo Electro-Optics Corporation. Mr. Carey holds a Bachelor’s of Science degree in Mechanical Engineering from the University of Massachusetts.

Laura Damme, age 57, has served as our Vice President, Clinical Affairs since August 2019. Prior to joining TransMedics, Ms. Damme served as Director of Clinical Studies in both the United States and EMEA for Abbott (formerly Thoratec Corporation) since 1997. Ms. Damme began her career in nursing and received a Bachelor’s degree in Nursing from Grand Valley State University and a Master of Public Health, Health and Behavior and Health Education degree from the University of Michigan.

Stephen Gordon, age 53, has served as our Chief Financial Officer since March 2015 and has served as our Treasurer and Secretary since March 2019. Prior to joining TransMedics, Mr. Gordon was the Vice President, Financial Planning & Analysis at Analogic Corporation, a medical device and security technology company from 2010 to 2015. Before joining Analogic, Mr. Gordon held various financial leadership positions at Hologic, Inc., Cytyc Corporation, Maxtor Corporation and Hewlett-Packard Company. Mr. Gordon holds a Bachelor’s degree in Finance and Accounting from the Wharton School at the University of Pennsylvania and an MBA from Boston University.

Tamer Khayal, M.D., age 52, has served as our Chief Commercial Officer since January 2018. He served as our Chief Medical Officer and Vice President of Clinical Development from 2006 to 2017 and as our Director of Clinical Development from 2001 to 2006. Prior to joining TransMedics, Dr. Khayal served for six years as Director of Clinical Affairs for Zentiva Group, a.s., a pharmaceutical company, where he led clinical research, regulatory filings and clinical sales training for the company’s Middle East and Africa operations. Prior to his employment in the pharmaceutical industry, Dr. Khayal was a practicing physician. Dr. Khayal received a General Certificate of Education from the University of London and a M.D. degree from Cairo University School of Medicine.

Miriam Provost, Ph.D., age 60, has served as our Vice President of Global Regulatory Affairs since June 2019, and previously served as our Vice President of U.S. Regulatory and FDA Relations since February 2018, after serving as a key regulatory consulting advisor for us for over three years. Dr. Provost has over 23 years of experience in medical device regulatory affairs. Prior to joining TransMedics, Dr. Provost was an internationally recognized expert in FDA Regulatory Affairs and provided strategic guidance and tactical support for large and small medical device companies as a Senior Regulatory Consultant at the Biologics Consulting Group, Inc. Her expertise stems from 13 years as a reviewer and manager at the FDA where she served in a variety of roles across the agency, gaining broad knowledge and familiarity with all matters related to FDA policies, procedures and decision making. Dr. Provost earned a Bachelor’s degree in Chemical Engineering from the University of Dayton and M.S. and Ph.D. degrees in Chemical Engineering from the University of Pennsylvania.

John Sullivan, age 56, has served as our Vice President of Quality and Engineering since February 2019 and previously as our Vice President of Engineering since 2012. Prior to joining TransMedics, Mr. Sullivan served as Software Development Manager at Juniper Networks and designed patient monitoring systems at Siemens Medical Systems USA, Inc. He has also held a number of roles at startups and established companies, including ViaSat, Inc., Argon Networks and Raytheon Company. Mr. Sullivan holds a Bachelor’s degree in Electrical Engineering and Computer Science from Princeton University and a M.S. in Computer Engineering from Boston University.

EXECUTIVE COMPENSATION

Introduction

This section provides an overview of the compensation of our principal executive officer and our next two most highly compensated executive officers for our fiscal year ended December 31, 2020. These individuals, who we refer to as our “named executive officers” in this proxy statement, are:

Waleed Hassanein, M.D., our President and Chief Executive Officer;

Tamer Khayal, M.D., our Chief Commercial Officer; and

Stephen Gordon, our Chief Financial Officer.

Our executive compensation program is designed to attract, retain and reward our executive officers and to align their interests with the interests of our shareholders. Our Chief Executive Officer makes recommendations to our compensation committee about the compensation of our executive officers other than himself. Our compensation committee may take into account these recommendations and information provided by our independent compensation consultant but is ultimately responsible for determining the compensation of our executive officers.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our named executive officers during our fiscal years ended December 31, 2020 and December 28, 2019.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Total ($)
Waleed Hassanein, M.D.	2020	533,627	406,100	1,445,960	2,385,687
President and Chief Executive Officer	2019	448,615	360,200	2,350,483	3,159,298

Tamer Khayal, M.D.	2020	385,947	147,741	405,485	939,173
Chief Commercial Officer	2019	353,769	168,750	528,853	1,051,372

Stephen Gordon	2020	370,510	141,831	405,485	917,826
Chief Financial Officer	2019	329,923	162,000	—	491,923

(1)	The amounts reported in this column include contributions made by the executive officer to our 401(k) plan, which is described below.
(2)

The amounts reported in this column represent the annual bonuses paid for the fiscal year ended December 31, 2020, as described in more detail under “Annual Bonuses” below, and the fiscal year ended December 28, 2019.

(3)

The amounts reported in this column represent the aggregate grant date fair value of options to purchase our common stock granted during the fiscal years ended December 31, 2020 and December 28, 2019, as applicable, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 10 to our financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Note 11 to our financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 28, 2019.

Narrative Disclosure to Summary Compensation Table

Base Salaries

Our compensation committee reviews the base salaries for our named executive officers on an annual basis, taking into account information from our independent compensation consultant and, for named executive officers other than our Chief Executive Officer, the recommendation of our Chief Executive Officer. For 2020, based on this review, the annual base salaries for Dr. Khayal and Mr. Gordon were increased 3% from $375,000 and $360,000, respectively, to $386,250 and $370,800 respectively, and the annual base salary for Dr. Hassanein was increased 10% from $484,000 to $535,000, in each case, effective as of January 1, 2020. Due to the impact of the COVID-19 pandemic, our named executive officers’ base salaries were temporarily reduced by 30% from April 19, 2020 until August 31, 2020. The amount of such reduction was paid in full to our named executive officers in November 2020.

Annual Bonuses

Each of our named executive officers is eligible to receive an annual bonus in the discretion of our compensation committee based on the achievement of financial and strategic performance goals related to, among other things, growing net revenue and raising capital and clinical trials and other developmental goals. For fiscal 2020, the annual bonus targets for Dr. Hassanein and Dr. Khayal and Mr. Gordon were 90%, 45% and 45%, respectively, of their annual base salaries, which were the same as the annual bonus targets, as a percentage of annual base salary, that were established for our named executive officers in connection with our initial public offering in 2019. Following the end of the year, our compensation committee determined the annual bonus payable to each of our named executive officer, taking into account the achievement of the financial and other performance goals and, for executives other than our Chief Executive Officer, the recommendation of our Chief Executive Officer, and after considering the challenges posed by the COVID-19 pandemic on the company and the named executive officers’ timely and effective responsiveness to such challenges, including implementing initiatives to minimize the impact of the pandemic on productivity and employee morale. The annual bonuses paid to our named executive officers for the fiscal year ended December 31, 2020 are listed in the “Bonus” column of the “Summary Compensation Table” above.

Equity Compensation

Dr. Hassanein, Dr. Khayal, and Mr. Gordon were each granted stock options in fiscal 2020, which vest on a monthly basis over four years, generally subject to the named executive officer’s continued employment with us. See the “Outstanding Equity Awards at Fiscal Year-End Table” below for more information regarding the outstanding stock options held by our named executive officers as of December 31, 2020, including stock options granted during the fiscal year ended December 31, 2020.

Agreements with our Named Executive Officers

We have entered into offer letters with each of Dr. Khayal and Mr. Gordon that set forth the initial terms and conditions of the executive’s employment with us. We have also entered into a retention agreement with each of our named executive officers that provides for severance payments and benefits in the event the named executive officer’s employment is terminated in certain circumstances. In addition, each of our named executive officers has entered into an invention and non-disclosure disclosure agreement and a non-competition and non-solicitation agreement with us. The material terms of these agreements are summarized below. As used in the summary below, the terms “cause,” “disability,” “good reason” and “change in control” have the meanings set forth in the applicable agreement.

Dr. Hassanein. Pursuant to his retention agreement, Dr. Hassanein is entitled to severance payments and benefits in the event we terminate his employment other than for cause or due to his death or disability or if Dr. Hassanein resigns for good reason. If his employment terminates in such circumstances, Dr. Hassanein will be entitled to receive (i) an amount equal to the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in 12 monthly installments; (ii) Company-provided benefits for up to 12 months; (iii) an additional 12 months of service credit for purposes of eligibility for any retiree benefits; and (iv) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Dr. Hassanein’s annual bonus for the preceding year, subject, in each case, to his execution of a release of claims and compliance with the material provisions of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement with us. If his employment terminates in such circumstances either in connection with or in anticipation of, or within 24 months following, a change in control, then, in lieu of the payments and benefits described above, Dr. Hassanein will be entitled to receive (A) an amount equal to one and one-half (1.5) times the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in a lump sum; (B) Company-provided benefits for up to 18 months; (C) an additional 18 months of service credit for purposes of eligibility for any retiree benefits; (D) accelerated vesting of all of his then-outstanding and unvested stock options, restricted stock, and other equity-based awards; and (E) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Dr. Hassanein’s annual bonus for the preceding year.

Dr. Khayal. Pursuant to his retention agreement, Dr. Khayal is entitled to severance payments and benefits in the event we terminate his employment other than for cause or due to his death or disability or if Dr. Khayal resigns for good reason. If his employment terminates in such circumstances, Dr. Khayal will be entitled to receive (i) an amount equal to three-fourths (.75) times the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in nine monthly installments; (ii) Company-provided benefits for up to nine months; (iii) an additional nine months of service credit for purposes of eligibility for any retiree benefits; and (iv) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Dr. Khayal’s annual bonus for the preceding year, subject, in each case, to his execution of a release of claims and compliance with the material provisions of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement with us. If his employment terminates in such circumstances either in connection with or in anticipation of, or within 24 months following, a change in control, then, in lieu of the payments and benefits described above, Dr. Khayal will be entitled to receive (A) an amount equal to the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in a lump sum; (B) Company-provided benefits for up to 12 months; (C) an additional 12 months of service credit for purposes of eligibility for any retiree benefits; (D) accelerated vesting of all of his then-outstanding and unvested stock options, restricted stock, and other equity-based awards; and (E) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Dr. Khayal’s annual bonus for the preceding year.

Mr. Gordon. Pursuant to his retention agreement, Mr. Gordon is entitled to severance payments and benefits in the event we terminate his employment other than for cause or due to his death or disability or if Mr. Gordon resigns for good reason. If his employment terminates in such circumstances, Mr. Gordon will be entitled to receive (i) an amount equal to three-fourths (.75) times the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in nine monthly installments; (ii) Company-provided group health insurance benefits for up to nine months; and (iii) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Mr. Gordon’s annual bonus for the preceding year, subject, in each case, to his execution of a release of claims and compliance with the material provisions of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement with us. If his employment terminates in such circumstances either in connection with or in anticipation of, or within 24 months following, a change in control, then, in lieu of the payments and benefits described above, Mr. Gordon will be entitled to receive (A) an amount equal to the sum of his highest annual base salary during the preceding three years and his highest annual bonus during the preceding three years, payable in a lump sum; (B) Company-provided group health insurance benefits for up to 12 months; (C) accelerated vesting of all of his then-outstanding and unvested stock options, restricted stock, and other equity-based awards; and (D) any accrued but unpaid compensation and benefits, including a prorated annual bonus for the year in which his employment terminates, based on Mr. Gordon’s annual bonus for the preceding year.

Restrictive Covenants. Each of our named executive officers has entered into an invention assignment and non-disclosure agreement and a non-competition and non-solicitation agreement with us that contain covenants relating to the disclosure of proprietary and confidential information and the assignment of inventions, and non-competition, no-hire and employee and customer non-solicitation covenants that apply for one year following the termination of the named executive officer’s employment with us.

Severance and Change in Control Payments and Benefits

Each of our named executive officers is entitled to severance payments and benefits under his retention agreement upon a termination of employment in certain circumstances, including in connection with a change in control. These severance payments and benefits are described under “Agreements with our Named Executive Officers’’ above. Each of the retention agreements provides that we will not be obligated to provide any payments or benefits to the named executive officer that would constitute “excess parachute payments’’ within the meaning of Section 280G of the Code, unless such payments and benefits would result in a greater after-tax amount to the named executive officer.

Employee Benefits

We currently provide health and welfare benefits, including health, dental, vision, life and accidental death and dismemberment, and short- and long-term disability insurance, which are available to all of our full-time employees, including our named executive officers. In addition, we maintain a 401(k) retirement plan for the benefit of our full-time employees. We did not make any employer contributions to our 401(k) retirement plan for the fiscal year ended December 31, 2020. Our named executive officers are eligible to participate in these plans on the same basis as our other full-time employees.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information about the equity awards held by our named executive officers as of December 31, 2020.

	Option Awards
Name	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Waleed Hassanein, M.D.	09/27/2011	123,414	(1)	—		0.39	09/26/2021
	05/29/2013	247,371	(1)	—		0.28	05/28/2023
	06/22/2017	199,569	(2)	28,512	(2)	2.21	06/21/2027
	05/01/2019	119,046	(2)	166,668	(2)	16.00	04/30/2029
	02/27/2020	37,083	(2)	140,917	(2)	16.14	02/27/2030
Tamer Khayal, M.D.	09/27/2011	14,548	(1)	—		0.39	09/26/2021
	05/29/2013	57,629	(1)	—		0.28	05/28/2023
	06/22/2017	42,760	(2)	6,114	(2)	2.21	06/21/2027
	05/01/2019	26,785	(2)	37,500	(2)	16.00	04/30/2029
	02/27/2020	10,416	(2)	39,584	(2)	16.14	02/27/2030
Stephen Gordon	03/23/2015	57,143	(1)	—		0.67	03/31/2025
	06/22/2017	35,634	(2)	5,094	(2)	2.21	06/21/2027
	02/27/2020	10,416	(2)	39,584	(2)	16.14	02/27/2030

(1)

Represents options to purchase shares of our common stock that were granted ten years prior to the applicable expiration date listed in the table above and that were fully vested as of December 31, 2020.

(2)

Represents options to purchase shares of our common stock that vest on a monthly basis over four years from the vesting commencement date set forth in the table above, generally subject to the named executive officer’s continued employment with us. Under their retention agreements, as described under “Agreements with Named Executive Officers” above, these options will vest in full if the named executive officer’s employment is terminated by us other than for cause or due to the named executive officer’s death or disability or if the named executive officer resigns for good reason, in each case, in connection with or within 24 months following a change in control.

DIRECTOR COMPENSATION

In connection with our initial public offering in May 2019, our board of directors adopted a non-employee director compensation policy covering non-employee directors who are not affiliated with an investment fund that owns shares of voting securities of the Company, or an Investment Fund Shareholder. Non-employee directors who are affiliated with an Investment Fund Shareholder are not eligible to receive any compensation in respect of their service to our board of directors. The following summary describes the material terms of our non-employee director compensation policy as in effect during fiscal 2020.

For fiscal 2020, each non-employee director who is not affiliated with an Investment Fund Shareholder received an annual cash retainer for service to our board of directors and an additional annual cash retainer for service on any committee of our board of directors or for serving as the chair of our board of directors or any of its committees, in each case, pro-rated for partial years of service, as follows:

	Board or Committee Member	Board or Committee Chair
Annual cash retainer	$40,000	$75,000
Additional annual cash retainer for compensation committee	$7,500	$15,000
Additional annual cash retainer for governance committee	$5,000	$10,000
Additional annual cash retainer for audit committee	$10,000	$20,000

During fiscal 2020, each non-employee director (other than Mr. Kania, who was affiliated with an Investment Fund Shareholder) was granted an option to purchase shares of our common stock having a grant date value of approximately $111,200, which options will vest in full on the first anniversary of the date of grant), generally subject to the non-employee director’s continued service through the vesting date, or, if earlier, upon the director’s death or disability or a change in control.

During fiscal 2020, our compensation committee, in consultation with our independent compensation consultant, reviewed our non-employee director compensation program. In connection with this review, our compensation committee reviewed each of the elements of our program against those of peer companies. Following this review, our compensation committee recommended, and our board of directors approved, a change to our non-employee director compensation policy, effective as of fiscal 2021, to provide for a fixed number of shares, rather than a grant date value, to be used for initial and annual director equity awards, with the number of shares subject to review and adjustment from time to time. In addition, beginning in fiscal 2021, Mr. Kania, the sole director affiliated with an Investment Fund Shareholder, will be compensated under our non-employee director compensation policy.

The following table sets forth a summary of the compensation we paid to our non-employee directors for the fiscal year ended December 31, 2020. Dr. Hassanein, our President and Chief Executive Officer, receives no compensation for his services as a director and, as a result, is not included in the table below. The compensation received by Dr. Hassanein for his services as an employee in the fiscal year ended December 31, 2020 is described in the “Summary Compensation Table” above and the accompanying narrative description.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
James R. Tobin	95,000	111,199	—	206,199
Edward M. Basile	60,000	111,199	—	171,199
Thomas J. Gunderson	57,501	111,199	662	169,362
Edwin M. Kania, Jr.	—	—	—	—
David Weill, M.D.	52,501	111,199	—	163,700

(1)

The amounts reported in this column represents the aggregate cash compensation paid to each of our non-employee directors (other than Mr. Kania) in respect of the fiscal year ended December 31, 2020. Due to the impact of the COVID-19 pandemic, the cash compensation payable to our non-employee directors was temporarily reduced by 30% from April 19, 2020 until August 31, 2020. The amount of such reduction was paid in full to our non-employee directors in January 2021. The amounts reported in this column include the amounts that were paid in January 2021.

(2)

The amounts reported in this column represent the aggregate grant date fair value of an option to purchase our common stock granted to each of our non-employee directors (other than Mr. Kania) in the fiscal year ended December 31, 2020, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value this option for this purpose are set forth in Note 10 to our financial statements filed with our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

As of December 31, 2020, our non-employee directors held options to purchase the number of shares of common stock set forth in the table below.

Name	Shares Subject to Outstanding Options
James R. Tobin	15,934
Edward M. Basile	35,219
Thomas J. Gunderson	35,219
Edwin M. Kania, Jr.	—
David Weill, M.D.	37,579

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

We operate in accordance with a written charter adopted by our Board and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of TransMedics Group, Inc.’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and Nasdaq, the audit committee is composed entirely of members who are independent, as defined by the listing standards of Nasdaq and TransMedics Group, Inc.’s Corporate Governance Guidelines. Further, our Board has determined that two of our members (Mr. Kania and Ms. Raines) are audit committee financial experts as defined by the rules of the SEC.

The audit committee met four times during fiscal 2020 with TransMedics Group, Inc.’s management and PricewaterhouseCoopers LLP, or PwC, TransMedics Group, Inc.’s independent registered public accounting firm, including, but not limited to, meetings held to review and discuss the annual audited and quarterly financial statements and the Company’s earnings press releases.

We believe that we fully discharged our oversight responsibilities as described in our charter, including with respect to the audit process. We reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2020, with management and PwC. Management has the responsibility for the preparation of TransMedics Group Inc.’s financial statements, and PwC has the responsibility for the audit of those statements. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301 and the SEC. We received the written disclosures and the letter from PwC pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the PCAOB, concerning any relationships between PwC and TransMedics Group, Inc. and the potential effects of any disclosed relationships on PwC’s independence, and discussed with PwC its independence. We reviewed with PwC their audit plans, audit scope, identification of audit risks and their audit efforts, and discussed and reviewed the results of PwC’s examination of TransMedics Group, Inc.’s financial statements both with and without management.

The Audit Committee considered any fees paid to PricewaterhouseCoopers LLP for the provision of non-audit related services and does not believe that these fees compromise PricewaterhouseCoopers LLP’s independence in performing the audit.

Based on these reviews and discussions with management and PwC, we approved the inclusion of TransMedics Group, Inc.’s audited financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. We also have selected PwC as the independent registered public accounting firm for the fiscal year ended December 31, 2021, subject to ratification by TransMedics Group, Inc.’s shareholders.

Audit Committee

Edwin M. Kania, Jr.

Edward M. Basile

Thomas J. Gunderson

Merilee Raines

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The following is a description of transactions since January 1, 2018 to which we have been a participant in which the amount involved, exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Officer and Director Compensation.”

Investor Rights Agreement

We are a party to an amended and restated investor rights agreement, dated as of May 6, 2019, or the Investor Rights Agreement, with holders of our common stock, including some of our directors and 5% shareholders and their affiliates and entities affiliated with our officers and directors. The Investor Rights Agreement provides these holders the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. In addition, under the Investor Rights Agreement, certain holders of warrants to purchase shares of our common stock following exercise of the warrants have, with respect to the shares acquired on exercise of the warrants, the same rights to require us to register those shares as the other investor parties to the Investor Rights Agreement.

Stockholders’ Agreement

We were party to an amended and restated stockholders’ agreement, dated as of June 14, 2013, as amended on May 29, 2015, February 17, 2016 and May 12, 2016, or the Stockholders’ Agreement, with certain of our shareholders, pursuant to which the following directors were elected to serve as members on our board of directors and, as of the date of this proxy statement, continue to so serve: Dr. Hassanein, Mr. Tobin, Mr. Basile, and Mr. Kania.

The Stockholders’ Agreement terminated upon the closing of our initial public offering, but members previously elected to our board of directors pursuant to this agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by the holders of our common stock.

Board Observer

In connection with our initial public offering, Riva Capital Partners III, L.P. (“RCP III”), Riva Capital Management III, LLC (“RCM III’), Abrams Capital Partners II, L.P. (“ACP II”), Abrams Capital, LLC (“Abram Capital”), Abrams Capital Management, LLC (“Abrams CM LLC”), Abrams Capital Management, L.P. (“Abrams CM LP”), and David Abrams (together “Abrams”) entered into an agreement with us that granted Abrams the right to appoint one individual to observe and attend meetings of the board of directors in a non-voting capacity, provided that Abrams collectively owned at least 10% of our then-outstanding shares of common stock. This agreement and Abram’s right to appoint a board observer were terminated in August 2020.

Employment Arrangements

Dr. Amira Hassanein, the sister of Dr. Waleed Hassanein, our President and Chief Executive Officer, is employed by us as Product Director for OCS Lung Program and reports to our Chief Commercial Officer. Her compensation, including salary and bonus, earned in the fiscal year ended December 29, 2018 was $227,548, in the fiscal year ended December 28, 2019 was $255,231 and in the fiscal year ended December 31, 2020 was $305,900, consistent with other employees at her level and responsibility. She also participated and currently participates in company benefit plans generally available to similarly situated employees.

Director and Officer Indemnification and Directors’ and Officers’ Liability Insurance

Our restated articles of organization provide that we will indemnify our directors and officers to the fullest extent permitted by Massachusetts law. In addition, we have entered into indemnification agreements with our directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Related Person Transaction Policy

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. Other than payment of compensation to Dr. Amira Hassanein for the fiscal years ended December 31, 2019 and December 31, 2020, all of the transactions described in this section occurred prior to the adoption of this policy.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the audit committee of our Board has selected the firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and our Board is asking shareholders (on a non-binding advisory basis) to ratify that appointment. We are not required to have the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. We nonetheless are doing so because we believe it is a matter of good corporate practice. If the shareholders do not ratify the appointment, the audit committee will reconsider the retention of PricewaterhouseCoopers LLP, but ultimately may decide to retain PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time if it determines that such a change would be in the best interests of the Company and its shareholders.

Before selecting PricewaterhouseCoopers LLP, the audit committee carefully considered that firm’s qualifications as an independent registered public accounting firm for the Company. This included a review of its performance in prior years, including the firm’s efficiency, integrity and competence in the fields of accounting and auditing. The audit committee has expressed its satisfaction with PricewaterhouseCoopers LLP in all of these respects.

PricewaterhouseCoopers LLP served as independent registered public accounting firm for the Company with respect to the audit of the Company’s consolidated financial statements for 2020 and has been engaged by the Company’s audit committee to serve as independent registered public accounting firm for the Company with respect to the audit of the Company’s consolidated financial statements for 2021. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees and Services

Audit and other fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2020 and December 28, 2019 are as follows:

	2020	2019
Audit Fees	$910,000	$1,399,0000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	2,756	2,756
Total	$912,756	$1,401,756

Audit Fees. Audit fees consist of fees billed for professional services performed by PricewaterhouseCoopers LLP for the audit of our annual financial statements, the review of interim financial statements and related services that are normally provided in connection with registration statements. Audit fees for 2020 include fees for professional services rendered in connection with our follow-on offering registration statement on Form S-3, and professional fees in connection with an audit of our 2020 financial statements. Audit fees for 2019 include fees for professional services rendered in connection with our initial public offering registration statement on Form S-1, and amendments thereto, and professional fees in connection with an audit of our 2019 financial statements.

Audit-Related Fees. Audit-related fees may consist of fees billed by an independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. There were no such fees incurred in 2020 or 2019.

Tax Fees. Tax fees may consist of fees for professional services, including tax consulting and compliance performed by an independent registered public accounting firm. There were no such fees incurred in 2020 or 2019.

All Other Fees. All other fees consist of fees related to a subscription to online research and disclosure software.

Pre-Approval by Audit Committee of Principal Accountant Services.

The audit committee of our Board (or a member of the audit committee acting under authority delegated to him or her by the audit committee) approves in advance all services proposed to be performed for the Company or its subsidiaries by any independent registered public accounting firm that performs (or proposes to perform) audit, review or attest services for the Company or its subsidiaries. Under these Exchange Act rules, the requirement for advance audit committee approval of services (other than audit, review or attest services) is waived if they were not recognized to be non-audit services at the time that the independent registered public accounting firm was engaged to provide those services, and certain other conditions are satisfied. None of the fees for professional services rendered in connection with our registration statements on Form S-3 and Form S-1, and amendments thereto, that were covered by the fees described above were performed without the prior approval of the audit committee (or the prior approval of a member of the audit committee acting under delegated authority) in reliance upon this waiver provision of the Exchange Act rules.

Required Vote of Shareholders

The affirmative vote of a majority of the votes cast by holders of shares of common stock who are present by remote communication or by proxy at a meeting at which a quorum is present is required (on a non-binding advisory basis) to ratify the appointment of PricewaterhouseCoopers LLP.

Our Board recommends that you vote FOR the proposal to ratify PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for 2020 (Proposal 2).

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC reports showing ownership of and changes in ownership of the Company’s common stock and other equity securities. On the basis of information submitted by the Company’s directors and executive officers, the Company believes that its directors and executive officers timely filed all required Section 16(a) filings for fiscal year 2020, expect that each of Dr. Hassanein, Ms. Provost, Ms. Damme, Dr. Khayal, Mr. Sullivan, Mr. Sullivan, and Mr. Gordon each had one late Form 4 filing, each with respect to a grant of an option to purchase common stock on February 27, 2020 and reported on March 6, 2020.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING

Requirements for Shareholder Proposals to be Considered for Inclusion in our Proxy Materials. To be considered for inclusion in next year’s proxy statement, shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received by our Corporate Secretary, at TransMedics Group, Inc., 200 Minuteman Road, Suite 302, Andover, MA 01810 no later than December 17, 2021, which is 120 days prior to April 16, 2022.

Requirements for Shareholder Proposals or Director Nominations to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that, for shareholder nominations to our Board or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the Corporate Secretary, at TransMedics Group, Inc., 200 Minuteman Road, Suite 302, Andover, MA 01810. To be timely for the 2022 annual meeting, the shareholder’s notice must be delivered to or mailed and received by us not before January 27, 2022 or after February 26, 2022, which is not more than one hundred twenty (120) days, and not less than ninety (90) days before the anniversary date of the preceding annual meeting, except that if the 2022 annual meeting of shareholders is more than thirty (30) days before or after the anniversary date of the previous year’s annual meeting, we must receive the notice not later than sixty (60) days prior to the 2022 annual meeting date. Such notice must provide the information required by our amended and restated bylaws with respect to each matter the shareholder proposes to bring before the 2022 annual meeting.

ANNUAL REPORT

Upon written request, the Company will provide without charge to each shareholder who does not otherwise receive a copy of the Company’s annual report to shareholders a copy of the Company’s Annual Report on Form 10-K which was required to be filed with the SEC for the fiscal year ended December 31, 2020. Please address all requests to:

Stephen Gordon, Corporate Secretary

TransMedics Group, Inc.

200 Minuteman Road, Suite 302

Andover, MA 01810

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family, unless we have received contrary instructions from one or more of the shareholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.

We will undertake to deliver promptly, upon written or oral request, a separate copy to a shareholder at a shared address to which a single copy of the notice or proxy materials was delivered. You may make a written or oral request by sending a notification to our Corporate Secretary at the address above, providing your name, your shared address, and the address to which we should direct the additional copy of the notice or proxy materials. Multiple shareholders sharing an address who have received one copy of a mailing and would prefer us to mail each shareholder a separate copy of future mailings should contact us at our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made through our principal executive offices. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

TransMedics

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 26, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 24, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TMDX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

DETACH AND RETURN THIS PORTION ONLY

TRANSMEDICS GROUP, INC.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

____

Nominees:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

TRANSMEDICS GROUP, INC. 200 MINUTEMAN ROAD SUITE 302 ANDOVER, MA 01810
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 26, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 24, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D48403-P52566 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
TRANSMEDICS GROUP, INC. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees:
01) Waleed Hassanein, M.D. 02) James R. Tobin 03) Edward M. Basile 04) Thomas J. Gunderson
05) Edwin M. Kania, Jr. 06) Stephanie Lovell 07) Merilee Raines 08) David Weill, M.D.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal: For Against Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as TransMedics Group, Inc.‘s independent registered public accounting ?rm for the ?scal year ending December 31, 2021.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
D48404-P52566
TRANSMEDICS GROUP, INC.
Annual Meeting of Shareholders
May 27, 2021 8:00 AM
This proxy is solicited by the Board of Directors
The shareholder hereby appoints Waleed Hassanein, M.D. and Stephen Gordon, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of TRANSMEDICS GROUP, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 AM, ET on May 27, 2021, at www.virtualshareholdermeeting.com/TMDX2021 and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side